As filed with the Securities and Exchange Commission on July 23, 2008	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
____________________

SINO SHIPPING HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-0789885 (I.R.S. Employer Identification Number)

No. 950 Dalian Road
Hi-Shanghai 8th Building, 5th Floor
Shanghai, China F4 200000
(Address of Principal Executive Offices)

Consulting Agreement with Jianguo Wang
(Full title of the plan)

Mr. Xinyu Zhang
Chief Executive Officer and President
Sino Shipping Holdings Inc.
No. 950 Dalian Road
Hi-Shanghai 8th Building, 5th Floor
Shanghai, China F4 200000
(Name and Address of Agent For Service)

011-86-21-5595-5927
(Telephone number, including area code, of agent for service)

Copies to:
Len Breslow, Esq.
Breslow & Walker, LLP
100 Jericho Quadrangle
Jericho, New York 11753

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of		Proposed maximum	Proposed maximum	Amount of
securities to	Amount to be	offering price per	aggregate offering	registration
be registered	registered (1)	share(2)	price(2)	fee

Common Stock, par value	150,000	$4.40	$660,000	$25.94
$.0001 per share

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover such indeterminable number of additional shares as may be issued as a result of a stock split, stock dividend, or similar capital adjustment.

(2)	Pursuant to Rule 457(c) and (h), the proposed maximum offering price per share and the proposed maximum aggregate offering price have been calculated on the basis of the average high and low price per share of our common stock on July 18, 2008.

EXPLANATORY NOTE

     This Registration Statement includes a reoffer prospectus prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act. Pursuant to Instruction C of Form S-8, the reoffer prospectus may be used for reoffers and resales of the 150,000 shares of our common stock which have been acquired by the selling stockholder named in the reoffer prospectus.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1.	Plan Information.*
Item 2.	Registrant Information and Employee Plan Annual Information.*

*	The information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933 and the Note to Part I of Form S-8.

PROSPECTUS

150,000 SHARES

SINO SHIPPING HOLDINGS INC.

Common Stock

     This prospectus relates to the proposed resale from time to time of up to 150,000 shares of our common stock (the “Shares”) by the selling stockholder named in this prospectus (the “Selling Stockholder”). We will receive no part of the proceeds from any sales made under this prospectus.

     The Shares may be offered by the Selling Stockholder from time to time in one or more transactions in the over-the-counter market at prices prevailing therein, in negotiated transactions at such prices as may be agreed upon, or in a combination of such methods of sale. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. We will bear all expenses of registration incurred in connection with the offering being made by this reoffer prospectus, except for any brokerage commissions and other expenses which shall be borne by the Selling Stockholder.

     The Securities and Exchange Commission may take the view that, under certain circumstances, the Selling Stockholder and any broker-dealers or agents that participate with the Selling Stockholder in the distribution of the Shares may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See “Selling Stockholders and Plan of Distribution.”

     Shares of our common stock are traded on the OTC Bulletin Board under the symbol “SSHZ.” On July 22, 2008, the last reported sales price of our common stock was $4.80 per share.

      AN INVESTMENT IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE OUR SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE “RISK FACTORS” BEGINNING AT PAGE 2.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July 23, 2008

OUR COMPANY

          We provide maritime transportation services through the commercial operation of our fleet of owned and in-chartered vessels. We specialize in transporting minor bulk commodities, including log and forest products, iron and steel products, fertilizer, agricultural products, cement and palm oil, and basic chemical and petrochemical products in China and Southeast Asia. Presently, our revenues are derived substantially from the chartering of our owned and in-chartered vessels.

          Our company was incorporated on February 5, 1979 under the laws of the State of Colorado as Applied Medical Devices, Inc. to engage in the development and sale of medical devices and medical technology. In July 1986, we discontinued our business operations and commenced disposing of our business assets. On February 11, 2008, we reincorporated in Delaware by merging with Dalkeith Investments, Inc. In connection with the merger, the name of our company was changed from Applied Medical Devices, Inc. to Dalkeith Investments, Inc.

          On March 31, 2008, we entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Fountainhead Capital Partners Limited, Yongchen International Shipping Limited, a company incorporated in Hong Kong (“Yongchen”), Hengzhou International Shipping Limited, a company incorporated in Hong Kong (“Hengzhou”), Yongzheng International Marine Holdings Co., Ltd., a British Virgin Islands company (“Yongzheng”), and each of the other shareholders of Hengzhou (the “Other Shareholders”). Pursuant to the Share Exchange Agreement, Yongzheng transferred all of the issued and outstanding shares of Yongchen capital stock to our company, and Yongzheng and the Other Shareholders transferred all of the issued and outstanding shares of Hengzhou capital stock to our company, in exchange for 24,525,994 shares of our common stock (the “Share Exchange”). As a result of the Share Exchange, Yongchen and Hengzhou became our wholly-owned subsidiaries and their businesses were adopted as our business. Following the Share Exchange, we changed our name from “Dalkeith Investments, Inc.” to “Sino Shipping Holdings Inc.”

          Our principal executive offices are located at No. 950 Dalian Road, Hi-Shanghai 8th Building, 5th Floor, Shanghai, China F4 200000, and our telephone number at that address is 011-86-21-5595-5927.

FORWARD-LOOKING STATEMENTS

          Statements in this prospectus may be “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by our management. Words such as “believes,” “anticipates,” “expects,” “intends,” “may,” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements are not guarantees of future performance. There are a number of factors, risks and uncertainties that could cause actual results to differ from the expectations reflected in these forward-looking statements, including changes in production of, or demand for, minor bulk commodities, either globally or in particular regions; greater than anticipated levels of vessel newbuilding orders or less than anticipated rates of scrapping of older vessels; changes in trading patterns for particular commodities significantly impacting overall tonnage requirements; changes in the rates of growth of the world and various regional economies; risks incident to vessel operation, including discharge of pollutants; unanticipated changes in laws and regulations; increases in costs of operation; the availability to us of suitable vessels for acquisition or chartering-in on terms we deem favorable; our ability to attract and retain customers; and the risks described under “Risk Factors” or elsewhere in this prospectus or in other documents which we file with the Securities and Exchange Commission (“SEC”). We assume no obligation to update or revise any forward-looking statements. Forward-looking statements in this prospectus are qualified in their entirety by the cautionary statement contained in this paragraph and in other reports hereafter filed by us with the SEC.

          We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of common stock means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy our common stock in any circumstances under which the offer or solicitation is unlawful.

RISK FACTORS

          An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before deciding to invest in or maintain your investment in our company. The risks described below are not intended to be an all-inclusive list of all of the potential risks relating to an investment in our securities. If any of the following or other risks actually occur, our business, financial condition or operating results and the trading price or value of our securities could be materially adversely affected.

Risk Factors Relating to the Shipping Industry

          Costs and revenues in the shipping industry are volatile. The shipping industry historically has experienced volatility in freight rates, the cost of fuel oil, the cost and availability of crew, port charges, currency exchange rates, and vessel charter rates and values due to, among other things, changes in the level and pattern of global economic activity and the highly competitive nature of the world shipping industry. Changes to marine regulatory regimes in the ports at which our vessels call also may cause our costs to fluctuate.

          Our revenue is influenced by a number of factors that are difficult to predict, including global and regional economic conditions, developments in international trade, changes in seaborne and other transportation patterns, weather patterns, port congestion, canal closures, political developments, armed conflicts, acts of terrorism, embargoes, and strikes. Demand for our transportation services is influenced by the demand for the goods we ship, including iron and steel products, agricultural products, and log and forest products, which in turn is affected by general economic conditions, commodity prices and competition. A decrease in demand for these products could adversely affect our results of operations.

          Our revenue also is influenced by fluctuations in shipping capacity. The supply of shipping capacity is a function of the size of the existing global fleet, its operational efficiency, the impact of port congestion, the delivery of new vessels and the number of older vessels scrapped, in lay-up, converted to other uses, deactivated or lost. The factors influencing the supply of vessel capacity are outside our control, and a significant increase in such supply could have a material adverse effect on our business, financial position and results of operations.

          Our business depends to a significant degree on the stability and continued growth of the Asian economies. The strength of the shipping industry in the past several years was attributable, to a significant degree, to the rapid growth of the Chinese economy. Economic growth in China has caused unprecedented demand for raw materials and other products that are transported by ocean freight. The growth of the Chinese economy has stimulated growth in other Asian economies as well. Any pronounced slowdown or decline in the Chinese economy could be expected to have significant adverse effects on the economies of other Asian countries and on the demand for our services, and could be expected to result in declines in freight rates and on the value of our vessels. We expect that a significant decline in the Asian economies would have a material adverse effect on our results of operations.

          High or volatile oil prices could adversely affect the global economy and our results of operations. If oil prices remain high for an extended period of time or experience prolonged volatility, the global economy could weaken significantly. Global recession or depression would significantly reduce the demand for ocean freight while our fuel costs would be increasing. A significant reduction in the demand for ocean freight would have a material adverse impact on our results of operations and financial condition. In addition, our results of operations would be adversely affected if we were unable to pass increased fuel costs on to our customers.

          We operate in a highly competitive industry. We employ our vessels in highly competitive markets that are capital-intensive and highly fragmented. Competition arises primarily from other vessel owners, many of whom have substantially greater financial and other resources than us. Competition for the transportation of cargo by sea is intense and depends on numerous factors including price, location, size, age, and condition of the vessel and the acceptability of the vessel and its operators. Due, in part, to the highly fragmented market, competitors with greater resources could enter our market and operate larger fleets through consolidation or acquisitions, and may be able to offer lower rates and higher quality vessels than we are able to offer. If we are unable to compete successfully, it would have a material adverse effect on our business, financial position and results of operations.

          We operate in a highly regulated industry. Our business is materially affected by government regulation in the form of international conventions, national, state and local laws and regulations, and laws and regulations of the flag nations of our vessels, including laws relating to the discharge of materials into the environment, and laws that require us to maintain operating standards for all of our vessels that emphasize operational safety, quality maintenance, and continuous training of our officers and crews. Complying with these laws, conventions, and regulations may entail significant expenses, including expenses for ship modifications, special surveys, and new equipment, and expenses in meeting maintenance and inspection requirements, in changing operating procedures, in developing contingency arrangements for potential contamination by vessels, and in obtaining insurance coverage. In addition, pursuant to such laws, governmental and other agencies may mandate that we obtain permits, licenses and certificates in connection with our operations. Some countries in which we operate have laws that restrict the carriage of cargoes depending on the registry of a vessel, the nationality of its crew and prior and future ports of call, as well as other considerations relating to particular national interest. Port authorities in various jurisdictions may demand that repairs be made before allowing a vessel to sail, even though the vessel may be certified as “in class” and in compliance with all relevant maritime conventions. Additional laws and regulations may be adopted which could limit our ability to do business and which could have a material adverse effect on our business, financial position and results of operations. Our failure to comply with applicable laws, ordinances and regulations may subject us to increased liability, may invalidate existing insurance coverage or decrease available insurance coverage for the affected vessels, and may result in a denial of access to, or detention in, certain ports, all of which could materially adversely affect our results of operations and liquidity.

          In certain countries where we operate, we are subject to various federal, state or local environmental laws, ordinances and regulations that impose obligations to clean up environmental contamination resulting from a discharge of oil or hazardous substances, such as a discharge of fuel. We also may be held liable to a governmental entity or to third parties in connection with such contamination. Liability under certain of these laws has been interpreted to be strict, joint and several, and subject to very limited statutory defenses. The costs of investigation, remediation or removal of such substances and damages resulting from such releases could be substantial and could adversely affect our results of operations.

          Risk associated with the shipping industry could affect our business and reputation, which could adversely affect our results of operations and stock price. The involvement of our vessels in a marine disaster or environmental mishap could harm our reputation as a safe and reliable vessel owner and operator, and could have a material adverse effect on our financial condition and results of operations and adversely affect our stock price.

          Marine claimants could arrest our vessels, which could interrupt our cash flow. Under general maritime law in many jurisdictions, crew members, tort claimants, claimants for breach of certain maritime contracts, vessel mortgagors, suppliers of fuel, materials, goods and services to a vessel, and shippers and consignees of cargo may be entitled to a maritime lien against a vessel for unsatisfied debts, claims or damages. In many circumstances, a maritime lien holder may bring an action to enforce its lien by “arresting” a vessel and commencing foreclosure proceedings. In some jurisdictions, under the “sister ship” theory of liability, a claimant may arrest the vessel subject to the claimant's maritime lien as well as any “associated” vessel owned or controlled by the legal or beneficial owner of that vessel. The arrest of one or more of our vessels could result in a loss of our cash flow or require us to pay substantial amounts to have the arrest lifted, and could adversely affect our customer relationships by interrupting our sailing schedule.

          Governments could requisition one or more of our vessels during a period of war or emergency, resulting in a loss of earnings. A government could requisition one or more of our vessels for title or for hire. Requisition for title occurs when a government takes control of a vessel and becomes its owner, while requisition for hire occurs when a government takes control of a vessel and effectively becomes its charterer at dictated charter rates. Generally, requisitions occur during periods of war or emergency, although governments may elect to requisition vessels in other circumstances. Although we would be entitled to compensation in the event of a requisition of one or more of our vessels, the amount and timing of payment would be uncertain. Government requisition of one or more of our vessels could have a material adverse effect on our cash flows and results of operations.

Risks Factors Relating to Our Business

          We depend upon a limited number of customers for a large part of our revenue. For the year ended December 31, 2007, three of our customers each accounted for over 10% of our revenue. Losing any of these customers may result in the unemployment of our vessels and could have a material adverse effect on our results of operations and cash flows.

          As our fleet ages, the risks associated with older vessels could adversely affect our operations.

In general, the costs to maintain an oceangoing vessel in good operating condition increase with the age of the vessel. As of December 31, 2007, one of the five vessels in our controlled operational fleet was more than 15 years old, and three were more than 20 years old. We estimate that the economic useful life of each of our vessels is approximately 30 years, depending on market conditions, the type of cargo being carried and the level of maintenance. Some of our carriers are used to transport products such as fertilizer and petrochemical products that may damage our vessels and reduce their useful life if we do not follow specified maintenance and cleaning routines. Older vessels may develop unexpected mechanical and operational problems despite adherence to regular survey schedules and proper maintenance. Due to improvements in engine technology, older vessels typically are less fuel-efficient than more recently constructed vessels. Cargo insurance rates increase with the age of a vessel. Governmental regulations and safety or other equipment standards related to the age of vessels may require expenditures for alterations of, or the addition of new equipment to, our vessels and may restrict the type of activities in which our vessels may engage. We cannot assure you that we will be able to operate our vessels profitably during the remainder of their projected useful lives, or that we will be able to sell our owned-vessels profitably when we no longer can utilize them in our fleet.

          Vessel dry-dockings could adversely affect our cash flow and results of operations. Our vessels must be dry-docked two times every five years to coincide with special survey cycles. In addition, we may need to reposition our vessels and charter-in outside vessels to accommodate our dry-docking schedule and business needs. The loss of earnings while the vessels are being dry-docked, the repositioning of our vessels in response to the dry-dockings, the costs of the dry-dockings, and the possible charter-in expense in response to the dry-dockings could have a material adverse effect on our cash flows and results of operations.

          Our vessels may suffer damage and we may need to unexpectedly dry-dock a vessel, which could adversely affect our operations. If a vessel suffers damage, it may need to be repaired at a dry-docking facility. The costs of dry-dock repairs are unpredictable and can be substantial. The loss of earnings while the vessel is being repaired and our other vessels are being repositioned in response to the unexpected dry-docking, as well as the actual costs of the repairs, could have a material adverse effect on our cash flows and results of operations. We may not have insurance that is sufficient to cover all of these costs or losses.

          We may not be able to acquire additional vessels at favorable prices. Part of our current business strategy includes growing through the acquisition of additional vessels, both new and secondhand. Acquisitions of new vessels often require the expenditure of substantial sums in the form of down payments and progress payments during the construction phase. If we are unable to complete payments under any of our newbuildings contracts, we may forfeit all or a portion of the down payments and progress payments made with respect to such contracts. There can be no assurance that the contracted newbuildings will be completed on schedule or at all. Delays in the delivery of, or failure to deliver, one or more of such vessels could have an adverse effect on our business, financial position and results of operations.

          In the secondhand market, we must devote significant time and resources to identifying and inspecting suitable vessels. Secondhand vessels generally carry no warranties from their sellers or manufacturers. In addition, our inspections of secondhand vessels prior to purchase would not normally provide us with the same knowledge about the vessel’s condition as we would have if the vessel had been built for or operated by us. Secondhand vessels may have conditions or defects that were not known to us when we bought the vessel and that may require us to undertake costly repairs. These repairs may require us to put a vessel into dry-dock, which would reduce our fleet utilization. The costs of dry-dock repairs are unpredictable and can be substantial. The loss of earnings while our vessels were being repaired and repositioned, as well as the actual cost of those repairs, would decrease our income from operations. We may not have insurance that is sufficient to cover all of these costs or losses and may have to pay dry-docking costs not covered by our insurance. Our future operating results could be adversely affected if some of the secondhand vessels do not perform as we expect.

          We also intend to expand the size of our fleet by in-chartering vessels. We may not be able to in charter suitable vessels at acceptable rates and charter periods. If our fleet decreases below the number of vessels needed to meet our commitments or the cost of in-chartering vessels increases above pre-determined prices, we may suffer losses.

          We cannot assure you that we will identify and acquire a sufficient quantity of vessels to support our growth strategy, or that we will be able to acquire suitable vessels at favorable prices. A significant decrease in the number of vessels in our fleet could adversely affect our ability to market our fleet and could have a material adverse effect on our business, financial position and results of operations.

          The market value of vessels can and will fluctuate significantly. Market values of vessels are highly volatile and will continue to fluctuate depending on numerous factors, including economic and market conditions affecting the shipping industry and prevailing charter hire rates, vessel supply and rates of vessel scrapping, competition from other shipping companies and other modes of transportation, the type, size and age of vessels, applicable governmental regulations and the cost of new ship buildings. Market prices for secondhand vessels during the past few years have been at an all-time high. If the market value of our fleet declines, we may not be able to obtain additional financing on terms that are acceptable to us or at all in connection with future vessel acquisitions or for other purposes. In addition, if the book value of a vessel is impaired due to unfavorable market conditions, or if we sell a vessel at a price below its book value, that decline would result in a loss that would adversely affect our operating results.

          Our customers may default on their contractual obligations. We operate in a highly fragmented market, and our customer base is diverse. Although we try to ensure that we do business with high quality customers as frequently as possible, we cannot assure you that all of our business will be transacted with such customers. Often, there is limited financial information available about our customers. As a result, counterparty risk is largely assessed on the basis of their reputation in the market place, and there can be no assurance that any of our customers can fulfill their obligations under the contracts we enter into with them. Potential risks associated with a defaulting counterparty include non-payment of freight and hire, and the cost of shipping cargo to its destination if it was already loaded on our vessel at the time of the default. In the case of a default on a time-chartered vessel, additional costs such as port expenses and stevedoring costs may be incurred. There can be no assurance that our customers will not default on their obligations under our contracts with them. Any such default may have a material adverse effect on our business, financial position and results of operations.

          Our insurance may be insufficient to cover the inherent operational risks associated with our business, and we may be unable to maintain our existing insurance coverage. The operation of any oceangoing vessel carries with it an inherent risk of sinking, collision, and other marine disasters, environmental mishaps, property losses or damages, and interruption caused by mechanical failure, human error, political action, labor strikes, adverse weather conditions and other circumstances or events. Any such circumstance or event could result in a loss of revenues, liabilities or increased costs. We cannot assure you that any insurance we maintain would be sufficient to cover the cost of damages or the loss of income resulting from a vessel being removed from operation, or that any insurance claims would be paid. Any significant loss or liability for which we are not insured, or for which our insurers fail to pay us, could have a material adverse effect on our financial condition. In addition, the loss of a vessel would adversely affect our cash flows and results of operations. In addition, stricter environmental regulations may result in increased costs for, or the unavailability of, insurance against the risks of environmental damage or pollution. We cannot assure you that we will be able to procure adequate insurance coverage at commercially reasonable rates in the future.

          We may experience fluctuations in our operating results. Our operating results are highly dependent on the prevailing charter rates in a given time period. Charter rates are based, in part, on supply and demand, and are extremely competitive. Significant fluctuations in charter rates may result in significant fluctuations in the earnings of our vessels. If rates were to decrease significantly, or if we do not successfully arrange charters for our vessels, our earnings could be adversely impacted.

          Our operating results also may be adversely affected by increases in our operating expenses. The potential risks that may add to overall expenses include unexpected labor strikes, severe weather conditions, lengthy quarantines, mechanical failures or human error (including revenue lost in off-hire days), arrest action against our vessels due to failure to pay debts, unexpected repairs and increases in bunker costs.

          Acts of god, acts of war, terrorist attacks, epidemics and other events could adversely affect our business. Our business is subject to general economic and social conditions around the world, particularly in the Asia Pacific region. Natural disasters, epidemics, acts of god and other events which are beyond our control may adversely affect local economies, infrastructures and livelihoods. Our business, operating results and financial position may be adversely affected if such disasters, acts or events occur, even if they occur in areas in which we do not directly operate.

          Acts of war may cause damage or disruption to our business, employees, facilities, markets and our customers, any of which could materially impact our revenues, costs of operations, overall results and financial condition or share price. The potential for war also may cause uncertainty and cause our business to suffer in ways that we cannot currently predict. Our present geographic focus on Asia may make us vulnerable in the event of increased tension or hostilities in many countries including China, Taiwan or North Korea. The agreements pursuant to which we time charter in or time charter out a vessel typically contain a war cancellation clause exercisable by either party to the agreement.

          Terrorist attacks, such as the attacks on the United States on September 11th, and the United States’ on-going response to these attacks, as well as the threat of future terrorist attacks, continue to cause uncertainty in the world financial markets. The recent conflict in Iraq may lead to additional acts of terrorism and armed conflict around the world, which may contribute to further economic instability in the global financial, energy and commodities markets. These uncertainties and instabilities may adversely affect our business, financial position and results of operations.

          We are exposed to currency and interest rate fluctuations. The currency for all our financial reporting is US dollars. Because we generate nearly all our revenues in US dollars, but incur some of our costs, expenses and capital expenditures in other currencies, exchange rate fluctuations could adversely affect our results of operations. A change in exchange rates could lead to fluctuations in reported net income due to changes in the value of these currencies relative to the US dollar. In addition, because our debt bears interest at a floating rate, and some or all of the new debt that may be incurred by us may bear interest at floating rates, increases in interest rates could increase our interest expenses and adversely affect our results of operations.

          Our business depends substantially on the continuing efforts of our executive officers and our ability to maintain a skilled labor force, and our business may be severely disrupted if we lose their services. Our future success depends substantially on the continued services of our executive officers, especially Mr. Xinyu Zhang, our Chief Executive Officer. We do not have employment agreements with any of our executive officers, and we do not maintain key man life insurance on any of our executive officers. If one or more of our executive officers are unable or unwilling to continue in their present positions, our business may be severely disrupted, and we may incur additional expenses to recruit and retain new officers. We cannot assure you, however, that we will be able to readily replace any departing executive officers, if at all.

          Our future success also depends, to a significant extent, on our ability to attract, train and retain qualified personnel. Recruiting and retaining capable personnel, particularly those with expertise in the maritime shipping industry, are vital to our success. There is substantial competition for qualified personnel, and there can be no assurance that we will be able to attract or retain our personnel. If we are unable to attract and retain qualified employees, our business may be materially and adversely affected.

          We may not be able to grow or to effectively manage our growth. A principal focus of our strategy is to grow by expanding our existing customer relationships, developing new customer relationships, and taking advantage of changing market conditions, which may include changing the composition of our fleet, expanding or changing our geographic focus, entering into new strategic alliances or engaging in the seaborne transportation of other commodities. Our future growth will depend upon a number of factors, some of which we cannot control. These factors include our ability to:

  identify suitable secondhand vessels or new vessels for purchase, and to integrate any acquired vessels successfully with our existing operations;
  identify businesses engaged in managing, operating, or owning bulk carriers for acquisition;
  improve our operating and financial systems and controls;

  hire, train and retain qualified personnel to manage and operate our growing business and fleet; and
  identify new markets and trade routes.

          The failure to manage any of these factors effectively could adversely affect our business, financial position and results of operations.

          All of our revenue is derived from operations outside the U.S. and may be adversely affected by actions taken by foreign governments or other forces or events over which we have no control. We derive all of our revenue from operations in Asia. Our profitability will be affected by changing economic, political and social conditions in this region. In particular, our operations may be affected by war, terrorism, expropriation of vessels, the imposition of taxes, increased regulation or other circumstances, any of which could reduce our profitability, impair our assets or cause us to curtail our operations.

Risks Factors Relating to Our Company

          Yongchen’s existing loan agreement currently imposes significant operating and financial restrictions on Yongchen. The loan agreement between Yongchen and Xiamen International Bank limits Yongchen’s ability to:

  create liens on its assets;
  create, incur, assume, or guarantee indebtedness;
  make or hold certain investments;
  make loans or advances; or
  change the identity of its directors, officers or senior management personnel.

          Similar or additional restrictions could be imposed on us if we incur additional debt or establish credit facilities. These restrictions could limit our ability to finance our future operations or capital needs, make acquisitions or pursue available business opportunities.

          If Yongchen defaults under its loan agreement, it could forfeit its rights in Qiao Yin. We have pledged our vessel, Qiao Yin, as security to our lender under our loan agreement. If an event of default shall occur, our lender may foreclose on the mortgage over Qiao Yin, and we could lose our rights in Qiao Yin and its charter.

          Our limited operating history makes evaluation of our business difficult. Yongchen was incorporated in September, 2005, and Hengzhou was incorporated in July, 2006. As a result, we have limited historical financial data upon which to base planned operating expenses or forecast accurately our future operating results.

          Our principal stockholder owns a significant percentage of our stock and can exercise significant influence over our company. Yongzheng International Marine Holdings Co., Ltd. owns approximately 76% of our issued and outstanding common stock. Accordingly, it is able to determine the composition of our Board, has the voting power to approve matters requiring stockholder approval, and will continue to have significant influence over our affairs. This concentration of ownership could have the effect of delaying or preventing a change in control of our company.

          We will incur increased costs and compliance risks as a result of becoming a public company. As a public company, we will incur significant legal, accounting and other expenses that Hengzhou and Yongchen did not incur as private companies prior to the Share Exchange, including the costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders. We also anticipate that we will incur costs associated with recently adopted corporate governance requirements, including certain requirements under the Sarbanes-Oxley Act of 2002, as well as new rules implemented by the SEC and the National Association of Securities Dealers. We expect these rules and regulations, in particular Section 404 of the Sarbanes-Oxley Act of 2002, to significantly increase our legal and financial compliance costs and to make some activities more time-consuming and costly. Like many smaller public companies, we face a significant impact from required compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Section 404 requires management of public companies to evaluate the effectiveness of internal controls over financial reporting and the independent auditors to attest to the effectiveness of such internal controls and the evaluation performed by management. The SEC has adopted rules implementing Section 404 for public companies as well as disclosure requirements. The Public Company Accounting Oversight Board, or PCAOB, has adopted documentation and attestation standards that the independent auditors must follow in conducting its attestation under Section 404. There can be no assurance that we will be able to effectively meet all of the requirements of Section 404 as currently known to us in the currently mandated timeframe. Any failure to implement effectively new or improved internal controls, or to resolve difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet reporting obligations, or result in management being required to give a qualified assessment of our internal controls over financial reporting or our independent auditors providing an adverse opinion regarding management’s assessment. Any such result could cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price.

          We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors or as executive officers.

          If we fail to maintain the adequacy of our internal controls, our ability to provide accurate financial statements and comply with the requirements of the Sarbanes-Oxley Act of 2002 could be impaired, which could cause our stock price to decrease substantially. Prior to the Share Exchange, Hengzhou and Yongchen operated as private companies without public reporting obligations. As a result, they have committed limited personnel and resources to the development of the external reporting and compliance obligations that would be required of a public company. We plan to obtain additional financial and accounting resources to support and enhance our ability to meet the requirements of being a public company. We will need to continue to improve our financial and managerial controls, reporting systems and procedures, and documentation thereof. If our financial and managerial controls, reporting systems or procedures fail, we may not be able to provide accurate financial statements on a timely basis or comply with the Sarbanes-Oxley Act of 2002 as it applies to us. Any failure of our internal controls or our ability to provide accurate financial statements could cause the trading price of our common stock to decrease substantially.

Risk Factors Related to Our Common Stock

          Our right to issue preferred stock and provisions of the Delaware General Corporation Law could adversely affect our stockholders or prevent or delay a change of control. Our certificate of incorporation authorizes the issuance of preferred stock with such designations, rights, and preferences as may be determined from time to time by our Board of Directors, without any further vote or action by our stockholders. Therefore, our Board of Directors is empowered, without stockholder approval, to issue stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of our common stock, and could discourage potential acquisition proposals or delay or prevent a change of control.

          In addition, we are subject to the provisions of Section 203 of the Delaware General Corporation law which applies to “business combinations” such as a merger, asset or stock sale or other transaction that result in financial benefit to an “interested stockholder”. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of a corporation's outstanding voting stock. Section 203 generally prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder, unless:

  prior to entering into the business combination, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding, those shares owned by persons who are directors and also officers, and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
  on or subsequent to that time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

          This provision may have the effect of delaying, deterring or preventing a change in control over our company without further action by our stockholders.

          Our stock price may be volatile, which may result in losses to our stockholders. The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies quoted on the OTC Bulletin Board generally have been very volatile and have experienced sharp share price and trading volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many of the following factors, some of which are beyond our control:

  announcements of technological innovations or new services by us or our competitors;
  variations in our operating results;
  changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;
  changes in operating and stock price performance of other companies in our industry;
  additions or departures of key personnel;
  future sales of our common stock;
  price and volume fluctuations experienced by domestic and international stock markets; and
  general economic and political conditions.

          We do not intend to pay cash dividends. The payment of dividends, if any, would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any dividends is within the discretion of our Board of Directors. We presently intend to retain any earnings to provide funds for the operation and expansion of our business. Accordingly, we do not anticipate the declaration of any dividends in the foreseeable future.

          There is not now, and there may not ever be, an active market for our common stock. Currently, there is a limited market for our common stock. There can be no assurance that a more active market for our common stock will develop. Accordingly, investors may have to bear the economic risk of an investment in our common stock for an indefinite period of time.

          The OTC Bulletin Board is a quotation system, not an issuer listing service, market or exchange. Therefore, buying and selling stock on the OTC Bulletin Board is not as efficient as buying and selling stock through an exchange. As a result, it may be difficult for you to sell your common stock or you may not be able to sell your common stock for an optimum trading price. Our common stock is quoted on the OTC Bulletin Board. The OTC Bulletin Board is a regulated quotation service that displays real-time quotes, last sale prices and volume limitations in over-the-counter securities. Because trades and quotations on the OTC Bulletin Board involve a manual process, the market information for such securities cannot be guaranteed. In addition, quote information, or even firm quotes, may not be available. The manual execution process may delay order processing, and intervening price fluctuations may result in the failure of a limit order to execute or the execution of a market order at a significantly different price. Execution of trades, execution reporting and the delivery of legal trade confirmations may be delayed significantly. Consequently, you may not be able to sell shares of our common stock at the optimum trading prices.

          When fewer shares of a security are being traded on the OTC Bulletin Board, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information. Lower trading volumes in a security may result in a lower likelihood of an individual’s orders being executed, and current prices may differ significantly from the price quoted by the OTC Bulletin Board at the time of the order entry.

          Orders for OTC Bulletin Board securities may be canceled or edited like orders for other securities. All requests to change or cancel an order must be submitted to, received and processed by the OTC Bulletin Board. Due to the manual order processing involved in handling OTC Bulletin Board trades, order processing and reporting may be delayed, and an individual may not be able to cancel or edit his order. Consequently, you may not able to sell shares of common stock at the optimum trading prices.

          The dealer’s spread (the difference between the bid and ask prices) on the OTC Bulletin Board may be large and may result in substantial losses to the seller of our common stock if such shares must be sold immediately. Further, purchasers of securities may incur an immediate “paper” loss due to the price spread. Moreover, dealers trading on the OTC Bulletin Board may not have a bid price for securities bought and sold through the OTC Bulletin Board. Due to the foregoing, demand for securities that are traded through the OTC Bulletin Board may be decreased or eliminated.

          We are subject to the penny stock rules and these rules may adversely affect trading in our common stock. Our common stock is a “low-priced” security under rules promulgated under the Securities Exchange Act of 1934. In accordance with these rules, broker-dealers participating in transactions in low-priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer’s duties in selling the stock, the customer’s rights and remedies, and certain market and other information. Furthermore, the broker-dealer must make a suitability determination approving the customer for low-priced stock transactions based on the customer’s financial situation, investment experience and objectives. Broker-dealers also must disclose these restrictions in writing to the customer, obtain specific written consent from the customer, and provide monthly account statements to the customer. The effect of these restrictions probably decreases the willingness of broker-dealers to make a market in our common stock, decreases liquidity of our common stock, increases transaction costs for sales and purchases of our common stock as compared to other securities, and increases the difficulty for us raise additional equity capital.

USE OF PROCEEDS

          We will receive no part of the proceeds from any sales made under this prospectus. All net proceeds from the sale of the Shares will go to the Selling Stockholder.

SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION

          All of the Shares were acquired pursuant to a consulting agreement, dated July 1, 2008, between our company and the Selling Stockholder. The following table sets forth (i) the number of shares of common stock beneficially owned by the Selling Stockholder as of July 22, 2008, (ii) the number of shares of common stock to be offered for resale by the Selling Stockholder, and (iii) the number and percentage of shares of common stock that the Selling Stockholder will beneficially own after completion of the offering (assuming the sale of all of the Shares).

Selling Stockholder	Shares Held Before Offering	Shares Being Offered	Shares Held After Offering	Percentage Owned After Offering
Jianguo Wang	150,000	150,000	0	0%

          The Selling Stockholder may, from time to time, sell any or all of the Shares directly or through one or more underwriters, broker-dealers or agents. If the Shares are sold through underwriters, broker-dealers or agents, the Selling Stockholder will be responsible for underwriting discounts or commissions. The Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling Shares:

  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
  block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
  an exchange distribution in accordance with the rules of the applicable exchange;
  privately negotiated transactions;
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
  broker-dealers may agree with the Selling Stockholder to sell a specified number of the Shares at a stipulated price per share;
  a combination of any such methods of sale; and

  any other method permitted pursuant to applicable law.

          The Selling Stockholder also may sell the Shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

          Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. If the Selling Stockholder effects such transactions through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal, or both (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be less than or in excess of those customary in the types of transactions involved). The Selling Stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Shares if liabilities are imposed on that person under the Securities Act.

          The Selling Stockholder may from time to time pledge or grant a security interest in some or all of the Shares and, if he defaults in the performance of his secured obligations, the pledgees or secured parties may offer and sell the Shares from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

          The Selling Stockholder also may transfer the Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the Shares from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

          The Selling Stockholder and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The SEC allows us to “incorporate by reference” certain of our publicly filed documents into this prospectus, which means that information included in these documents is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and, until the termination of the offering, our future filings with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended:

(a)	Our annual report on Form 10-KSB/A for the fiscal year ended April 30, 2007.

(b)	Our quarterly reports on Form 10-QSB for the fiscal quarters ended July 31, 2007, October 31, 2007, and January 31, 2008, and our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2008.

(c)	Our current report on Form 8-K filed on April 2, 2008, including the description of our common stock contained therein.

          Upon your written or oral request, we will provide you, without charge, with a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents, except for exhibits that are incorporated by reference). You should direct any requests for documents to Sino Shipping Holdings Inc., No. 950 Dalian Road, Hi-Shanghai 8th Building, 5th Floor, Shanghai, China F4 200000, telephone 011-86-21-5595-5927.

WHERE YOU CAN FIND MORE INFORMATION

          This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. We omitted certain information in the Registration Statement from this prospectus in accordance with the rules of the SEC. We file reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as such reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information about the operation of the Public Reference Room. We are required to file electronic versions of these documents with the SEC, which may be accessed through the SEC’s World Wide Web site at http://www.sec.gov.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

          The following documents filed with the Securities and Exchange Commission (the “SEC”) are incorporated by reference as of their respective dates in this Registration Statement:

(a)	Our annual report on Form 10-KSB/A for the fiscal year ended April 30, 2007.

(d)	Our quarterly reports on Form 10-QSB for the fiscal quarters ended July 31, 2007, October 31, 2007, and January 31, 2008, and our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2008.

(b)	Our current report on Form 8-K filed on April 2, 2008, including the description of our common stock contained therein.

          All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents.

          Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities.

            Not applicable.

Item 5. Interests of Named Experts and Counsel.

            Not applicable.

Item 6. Indemnification of Directors and Officers.

          Section 145 of the Delaware General Corporation Law provides, in general, that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

          Our Certificate of Incorporation provides that we shall, to the fullest extent permitted by the provisions of the Delaware General Corporation Law, as amended from time to time, indemnify each person whom we may indemnify pursuant thereto, from all liabilities (including expenses) imposed upon or reasonably incurred by him in connection with any action, suit or other proceeding in which he is involved or with which he has been threatened, or other matters referred to in or covered by such provisions, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer of the corporation.

          In addition, Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchase, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Our Certificate of Incorporation includes a provision that permits the elimination of personal liability of our directors to the fullest extent permitted by permitted by the Delaware General Corporation Law.

Item 7. Exemption from Registration Claimed.

The Shares were acquired by Mr. Wang pursuant to his consulting agreement with our company. We relied on the status of Mr. Wang as a non-“U.S. person” in claiming an exemption from registration under Regulation S promulgated under the Securities Act.

Item 8. Exhibits

Number	Description
23.1	Consent of AJ Robbins, PC
23.2	Consent of Paritz & Company, P.A.
23.3	Consent of Edward Lau & Co.
24	Power of Attorney (included on signature page).

Pursuant to Item 8 of Form S-8, no opinion of counsel is required because the Shares are not original issuance securities.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

PART III

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China, on this 22nd day of July, 2008.

SINO SHIPPING HOLDINGS INC.

By:	/s/ Mr. Xinyu Zhang
Xinyu Zhang,
Chief Executive Officer

POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Xinyu Zhang as his/her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments and any amendments or abbreviated registration statements increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney(s)-in-fact and agent(s), or his/her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Xinyu Zhang_________________	Chief Executive Officer, President and	July 22, 2008
Xinyu Zhang	Director (Principal Executive Officer)

/s/ Lifang Huang________________	Chief Financial Officer and Director	July 22, 2008
Lifang Huang	(Principal Accounting and Financial Officer)

/s/ Hai Lei______________________	Director	July 22, 2008
Hai Lei

/s/ Wenge Jiang_________________	Director	July 22, 2008
Wenge Jiang

EXHIBIT INDEX

Exhibit No.          Description

23.1	Consent of AJ Robbins, PC

23.2	Consent of Paritz & Company, P.A.

23.3	Consent of Edward Lau & Co.

24	Power of Attorney (included on signature page).